                              CIRRUS LOGIC, INC.

                        AMENDED 1987 STOCK OPTION PLAN

                  (as amended March 22, 1990, March 21, 1991,
April 7, 1992, February 23, 1993, May 25, 1993,  May 5, 1994 and April 17, 1995)


     1.  Purposes of the Plan.  The purposes of this Stock Option Plan are to
         --------------------
attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

          Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement. The Board may also grant Stock Purchase Rights under this Plan.

     2.  Definitions.  As used herein, the following definitions shall apply:
         -----------

          (a) "Board" shall mean the Committee, if one has been appointed, or
               -----
the Board of Directors of the Company, if no Committee is appointed.

          (b) "Code" shall mean the Internal Revenue Code
               ----
of 1986, as amended.

          (c) "Committee" shall mean the Committee appointed by the Board of
               ---------
Directors in accordance with paragraph (a) of Section 5 of the Plan, if one is appointed.

          (d) "Common Stock" shall mean the Common Stock of the Company.
               ------------

          (e) "Company" shall mean Cirrus Logic, Inc., a California corporation.
               -------

          (f) "Consultant" shall mean any person who is engaged by the Company
               ----------
or any subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended ( the "Exchange Act"), the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

          (g) "Continuous Status as an Employee or Consultant" shall mean the
               ----------------------------------------------
absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board;

provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (h) "Employee" shall mean any person, including officers and
               --------
directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (i) "Incentive Stock Option" shall mean an Option intended to qualify
               ----------------------
an an incentive stock option within the meaning of Section 422A of the Code.

          (j) "Nonstatutory Stock Option" shall mean an Option not intended to
               -------------------------
qualify an an Incentive Stock Option.

          (k) "Stock Purchase Right" shall mean a right to purchase Common
               --------------------
Stock pursuant to Section 10 of the Plan.

          (l) "Option" shall mean a stock option granted pursuant to the Plan.
               ------

          (m) "Optioned Stock" shall mean the Common Stock subject to an Option.
               --------------

          (n) "Optionee" shall mean an Employee or Consultant who received an
               --------
Option.

          (o) "Parent" shall mean a "parent corporation", whether now or
               ------
hereafter existing, as defined in Section 425(e) of the Code.

          (p) "Plan" shall mean this 1987 Stock Option Plan.
               ----

          (q) "Share" shall mean a share of the Common Stock, as adjusted in
                ----
accordance with Section 13 of the Plan.

          (r) "Subsidiary" shall mean a "subsidiary corporation", whether now or
               ----------
hereafter existing, as defined in Section 425(f) of the Code.

     3.  Grant Limitations.    The following limitations shall apply to grants
         -----------------
of Options to Employees:

          (a) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 400,000 shares.

          (b) In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 800,000 shares, which shall not count against the limit set forth in subsection (a) above.

          (c) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 13.

          (d) If an Option is canceled (other than in connection with a transaction described in Section 13), the canceled Option will be counted against the limit set forth in Section 3. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.


4.   Stock Subject to the Plan.    Subject to the provisions of Section 11 of
     -------------------------
the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 9,122,444 shares of Common Stock. The Shares may be authorized, but unissued, or reaquired Common Stock.

          If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

     5.    Administration of the Plan.
           ---------------------------

          (a)    Procedure.  The Plan shall be administered by the Board of
                 ---------
Directors of the Company.

                  (i) Subject to subparagraph (ii), the Board of Directors may appoint a Committee consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. Members of the Board who are either eligible for Options or have been granted Options or Stock Purchase Rights may vote on any matters affecting the administration of the Plan or the grant of any Options or Stock Purchase Rights pursuant to the Plan, except that no such member shall act upon the granting of an Option or Stock Purchase Right to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options or Stock Purchase Rights to him.

                  (ii) Notwithstanding the foregoing subparagraph (i), if and in any event the Company registers any class of any equity security pursuant to
Section 12 of the Exchange Act, from the effective date of such registration until six months after the termination of such registration, any grants of Options or Stock Purchase Rights to officers or directors shall only be made by the Board of Directors; provided, however, that if a majority of the Board of Directors is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time within the preceding year, any grants of Options or Stock Purchase Rights to directors must be made by, or only in accordance with the recommendation of, a Committee consisting of three or more persons, who may but need not be directors or employees of the Company, appointed by the Board of Directors and having full authority to act in the matter, none of whom is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time within the preceding year. Any Committee administering the Plan with respect to grants to officers who are not also directors shall conform to the requirements of the preceding sentence. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors.

                  (iii) Subject to the foregoing subparagraphs (i) and (ii), from time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          (b)    Powers of the Board.  Subject to the provisions of the Plan,
                 -------------------
the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, Nonstatutory Stock Options or Stock Purchase Rights; (ii) to determine, upon review of relevant information and in accordance with Section 9(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options and Stock Purchase Rights to be granted, which exercise price shall be determined in accordance with Section 9(a) of the Plan; (iv) to determine the Employees or Consultants to whom and the time or times at which, Options or Stock Purchase Rights shall be granted and the number of shares to be represented by each Option or Stock Purchase Right; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option or Stock Purchase Right granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option or Stock Purchase Right; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 6 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (c)    Effect of Board's Decision.  All Decisions, determinations and
                 --------------------------
interpretations of the Board shall be final and binding on all Optionees and Stock Purchase Rights holders and any other holders of any Options or Stock Purchase Rights granted under the Plan.

6.   Eligibility.
     -----------

          (a) Nonstatutory Stock Options and Stock Purchase Rights may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he is otherwise eligible, be granted one or more additional Options or Stock Purchase Rights.

          (b) No Incentive Stock Option may be granted to an Employee which, when aggregated with all other incentive stock options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more incentive stock options during any calendar year.

          (c) Section 6(b) of the Plan shall apply only to an Incentive Stock Option evidenced by an "Incentive Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall qualify as an incentive stock option. Section 6(b) of the Plan shall not apply to any Option evidenced by a "Nonstatutory Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall be a Nonstatutory Stock Option.

          (d) The Plan shall not confer upon any Optionee, Purchaser or holder of a Stock Purchase Right any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time.

7.   Term of Plan.  The Plan shall become effective upon the earlier to occur
     ------------
of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of 10 years unless sooner terminated under Section 15 of the Plan.

8.   Term of Option or Stock Purchase Right.    The term of each Incentive
     --------------------------------------
Stock Option shall be 10 years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement. The term of each Nonstatutory Stock Option shall be 10 years and 1 day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stick Option, the term of the Option shall be 5 years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement, or (b) if the Option is a Nonstatutory Stock Option, the term of the Option shall be 5 years and 1 day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option

Agreement.  The term of each Stock Purchase Right shall be as provided in
Section 11 of the Plan.

9.   Exercise Price and Consideration.
     --------------------------------

     (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option or Stock Purchase Right shall be such price as is determined by the Board, but shall be subject to the following:

          (i)    In the case of an Incentive Stock Option

                 (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

                 (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

          (ii)   In the case of a Nonstatutory Stock Option or Stock Purchase
Right

                 (A) granted to a person who, at the time of the grant of such Option or Stock Purchase Right, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of the grant.

                 (B) granted to any person, the per Share exercise price shall be no less than 85% of the fair market value per Share on the date of grant.

          (iii) In the case of an Option or Stock Purchase Right granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

     (b) The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option or Stock Purchase Right, as reported in the Wall Street Journal.

          (c) The consideration to be paid for the Shares to be issued upon exercise of an Option or Stock Purchase Right, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option or Stock Purchase Right shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California General Corporation Law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 315(b) of the California General Corporation Law).


10.    Exercise of Option.
       ------------------

       (a)     Procedure for Exercise; Rights as a Shareholder.  Any Option
               -----------------------------------------------
granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan; provided, however, that an Incentive Stock Option granted prior to January 1, 1987 (the "Sequential Option") shall not be exercisable while there is outstanding any Incentive Stock Option which was granted, before the granting of the Sequential Option, the the same Optionee to purchase stock of the Company, any Parent or Subsidiary, or any predecessor corporation of such corporations. For purposes of this provision, an Incentive Stock Option shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

       An Option may not be exercised for a fraction of a Share.

       An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 13 of the Plan.

          Exercise of an Option in any manner shall result in a decease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Status as an Employee or Consultant. In the event
              --------------------------------------------------
of termination of an Optionee's Continuous Status as an Employee or Consultant (as the case may be), such Optionee may, but only within 30 days (or such other period of time, not exceeding 3 months in the case of an Incentive Stock Option or 6 months in the case of a Nonstatutory Stock Option, as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c) Disability of Optionee.  Notwithstanding the provisions of Section
              ----------------------
10(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within 3 months (or such other period of time not exceeding 12 months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d)  Death of Optionee.  In the event of the death of an Optionee:
               -----------------

               (i) during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within 12 months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant twelve (12) months after the date of death, subject to the limitation set forth in Section 5(b); or

               (ii) within 30 days (or such other period of time not exceeding 3 months as determined by the Board, with such determination in the case of an Incentive

Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant,, the Option may be exercised, at any time within 10 months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

11.    Stock Purchase Rights.
       ---------------------

       (a)    Rights to Purchase.  After the Board of Directors determines that
              ------------------
it will offer an Employee or Consultant the right to purchase Shares under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions relating to the offer, including the number of Shares that such person shall be entitled to purchase, and the time within which such person must accept such offer, which shall in no event exceed 90 days from the date upon which the Board of Directors or its Committee made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Board of Directors.

       (b)    Issuance of Shares.  Forthwith after payment therefor, the Shares
              ------------------
purchased shall be duly issued; provided, however, that the Board may require that the Purchaser make adequate provision for any Federal and State withholding obligations of the Company as a condition to such purchase.

       (c)    Repurchase Option.  Unless the Board of Directors or its
              -----------------
Committee determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the Purchaser and may be paid by cancellation of any indebtedness of the Purchaser to the Company. The repurchase option shall lapse at such a rate as the Board of Directors may determine.

       (d)    Other Provisions.  The Restricted Stock Purchase Agreement shall
              ----------------
contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board of Directors.

       (e)    Rights as a Shareholder.  Until the issuance (as evidenced by the
              -----------------------
appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing the shares as to which a Stock Purchase right has been exercised, no right to vote or to receive dividends or any other rights as a stockholder shall exist with respect to shares of Common Stock subject to a Stock Purchase Right, notwithstanding the exercise of a Stock Purchase Right. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

         (f)  Shares Available Under the Plan.  Exercise of a Stock Purchase
              -------------------------------
Right in any manner shall result in a decrease in the number of Shares that the reafter shall be available for reissuance under the Plan.

12.  Non-Transferability of Options and Stock Purchase Rights.     Options
     --------------------------------------------------------
and Stock Purchase rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee or holder of a Stock Purchase Right, only by the Optionee or holder of a Stock Purchase Right.

13.  Adjustments Upon Changes in Capitalization or Merger.
     ----------------------------------------------------

     Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible Securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect
shall be final, binding and conclusive.   Except as expressly provided herein,
no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

     In the event of the proposed dissolution or liquidation of the Company, the Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Purchase right shall terminate as of a date fixed by the Board and give each Optionee or holder of a Stock Purchase Right the right to exercise his Option or Stock Purchase Right as to all or any part of the Common Stock subject to such Option or Stock Purchase Right, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Options and Stock Purchase Rights shall be assumed or an equivalent Option or Stock Purchase Right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sold discretion and in lieu of such assumption or substitution, that the Optionee or holder of Stock Purchase Right shall have the right to exercise the Option or Stock Purchase Right as to all of the Common Stock, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. If the Board makes an Option or Stock Purchase Right fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee or holder of a Stock Purchase Right that the Option shall be fully exercisable for a period of 15 days from the date of such notice, and the Option or Stock Purchase Right will terminate upon the expiration of such period.

14.   Time of Granting Options and Stock Purchase Rights.  The date of
      --------------------------------------------------
grant of an Option or Stock Purchase right shall, for all purposes, be the date on which the Board makes the determination granting such Option or Stock Purchase Right. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

15.   Amendment and Termination of the Plan.
      -------------------------------------

      (a)    Amendment and Termination.  The Board may amend or terminate the
             -------------------------
Plan from time to time in such respects as the Board may deem advisable; provided that, any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 13 of the Plan, shall require shareholder approval in the manner described in Section 19 of the Plan.

      (b)   Shareholder Approval.  If any amendment requiring shareholder
            --------------------
approval under Section 15(a) of the Plan is made then shareholder approval shall be solicited as described in Section 19 of the Plan.

      (c)   Effect of Amendment or Termination.  Any such amendment or
            ----------------------------------
termination of the Plan shall not affect Options and Stock Purchase Rights already granted and such Options and Stock Purchase rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee, Purchaser or holder of the Stock Purchase right, and the Board, which agreement must be in writing and signed by the Optionee, Purchaser or holder of the Stock Purchase Right and the Company.

16.   Conditions Upon Issuance of Shares.  Shares shall not be issued
      ----------------------------------
pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

17.   Reservation of Shares.  The Company, during the term of this Plan, will
      ---------------------
at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the plan.

      The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.   Option Agreement and Stock Purchase Agreement.  Options shall be
      ---------------------------------------------
evidenced by written option agreements in such form as the Board shall approve. Upon exercise of Stock Purchase Rights, a Purchaser shall execute a Restricted Stock Purchase Agreement in such form as the Board of Directors shall approve.

19.   Shareholder Approval.
      --------------------

      (a) If shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, or if such shareholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 422A of the Code.

      (b) Shareholder approval shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

      (c) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time other than in the manner described in Section 19(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder to an officer or director, do the following:

          (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval of disapproval of the Plan or amendment were then begin solicited) by

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

the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

          (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

20.   Information to Optionees and Holders of Stock Purchase Rights.  The
      -------------------------------------------------------------
Company shall provide to each Optionee and each holder of a Stock Purchase Right, during the period for which such Optionee or holder has one or more Options or Stock Purchase Rights outstanding, copies of all annual reports and other information which are required by applicable law or regulation to be provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options and Stock Purchase Rights under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.


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